UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 1, 2023

Fuss Brands Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-34808	88-1273503
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas 3rd Floor New York, NY	10036
(Address of principal executive offices)	(Zip Code)

(646) 768-8417

(Registrant’s telephone number, including area code)

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered under Section 12(g) of the Exchange Act: None

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 1.01 Entry into a Material Definitive Agreement.

On March 1, 2023, Fuss Brands, Inc. (the “Company”), entered into a buying agency and sourcing services agreement (the “Agreement”) with Inter Mutagim Shivuk Vehafatsa Ltd., an Israeli company (“IMSV”). Pursuant to the Agreement, the Company engaged IMSV to source and buy certain non-U.S. produced suitcases with various technology capabilities throughout the People’s Republic of China, which the Company shall then sell to RoomWagon, LLC, for $925,000, pursuant to a purchased order described in the Company’s Form 8-K, filed on January 27, 2023.

Item 5.06 Change in Shell Company Status

Prior to the Agreement and the related purchase order from RoomWagon, LLC, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act). Following the entry into the Agreement described in Item 1.01 of this report on Form 8-K, the Company is no longer a shell company, as defined in Rule 12b-2 under the Securities Exchange Act of 1934. Since the date of the Agreement, the Company is undertaking more than nominal operations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Buying agency and sourcing services agreement, dated March 1, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 2, 2023

FUSS BRANDS CORP.

/s/ Issamar Ginzberg
By:	Issamar Ginzberg
Title:	CEO

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